EXHIBIT 10.15
PURCHASE AGREEMENT
     THIS AGREEMENT (this “Agreement”) is made as of the ___day of December 2005, by and between Sunair Services Corporation (formerly known as Sunair Electronics, Inc.) (the “Company”), a corporation organized under the laws of the State of Florida, with its principal offices at 3005 SW Third Avenue, Fort Lauderdale, Florida 33315, and the purchaser whose name and address is set forth on the signature page hereof (the “Purchaser”). As used herein, the term “Placement Agent” shall mean Roth Capital Partners, LLC.
     IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:
     SECTION 1. Authorization of Sale of the Securities. Subject to the terms and conditions of this Agreement, the Company has authorized, subject to the Company obtaining Stockholder Approval (as defined herein), the issuance and sale to the Purchaser pursuant to this Agreement, in two tranches, an Initial Closing and a Second Closing (as such terms are defined in Sections 3.2 and 3.3, respectively), of shares of Common Stock, par value $0.10 per share (the “Common Stock”), of the Company, and warrants (the “Warrants”) to purchase shares of Common Stock of the Company. The shares of Common Stock and Warrants (including the underlying shares of Common Stock) to be issued and sold by the Company to the Purchaser pursuant to this Agreement at the Initial Closing are referred to herein as the “Initial Securities” and shall in no event exceed an amount equal to 19.9% of the Company’s issued and outstanding Common Stock as of the Initial Closing. The shares of Common Stock and Warrants (including the underlying shares of Common Stock) to be issued and sold to the Purchaser pursuant to this Agreement at the Second Closing are referred to herein as the “Additional Securities”. The Initial Securities and the Additional Securities, together with those additional shares of Common Stock issued to the Purchaser pursuant to Section 8 hereof (the “Anti-Dilution Shares”), are referred to herein as the “Securities”. One share of Common Stock and the accompanying one Warrant shall also be referred to as a “Unit”.
     SECTION 2. Agreement to Sell and Purchase the Securities. At each Closing (as defined in Section 3), the Company will issue and sell to the Purchaser, and the Purchaser will buy from the Company, upon the terms and subject to the conditions hereinafter set forth, the aggregate number of shares of Common Stock and Warrants at a purchase price of $5.25 per Unit.
     SECTION 3. Delivery of the Securities at the Closings.
          3.1 Location of the Closings. The Initial Closing (as defined below) and the Second Closing (as defined below) shall occur at the offices of Lowenstein Sandler PC, 1251 Avenue of the Americas, New York, New York 10020.
          3.2 The Initial Closing. The completion of the purchase and sale of the Initial Securities (the “Initial Closing”) shall occur as soon as practicable and as agreed to by the parties hereto within, but not more than, three (3) business days following the execution of this Agreement, or on such later date or at such different location as the parties shall agree in writing, but not prior to the date that all of the conditions precedent to the Initial Closing set forth in Section 3.5(a) below have been satisfied or waived by the appropriate party (the “Initial Closing Date”). The Initial Closing shall occur at a time to be agreed upon by the Company and the Placement Agent and of which the Purchaser will be notified by facsimile transmission or otherwise.
          3.3 The Second Closing. The completion of the purchase and sale of the Additional Securities (the “Second Closing”) shall occur as soon as practicable, but not more than three (3) business days following the date on which all of the conditions relevant to the Second Closing set forth in Section 3.5(b) below have been satisfied or waived by the appropriate party but no later than 45 days after the Initial Closing Date or such later date or at such different location as the Company and the Purchaser shall agree in writing (the “Second Closing Date”). The Second Closing shall occur at a time to be agreed upon by the Company and the Placement Agent and of which the Purchaser will be notified by facsimile transmission or otherwise.
          3.4 Actions to be Taken Prior to, and at, each Closing. (a) At the Initial Closing, the Company shall deliver to the Purchaser one or more certificates registered in the name of the Purchaser, or, if so indicated on the Securities Certificate Questionnaire attached hereto as Appendix II, in such nominee name(s) as designated by the Purchaser, representing the number of shares of Common Stock and Warrants to be purchased by the Purchaser at the Initial Closing, each bearing an appropriate legend referring to the fact that the Initial Securities were sold in reliance upon the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) provided by Section 4(2) thereof and Rule 506 thereunder. The name(s) in which the certificates are to be registered are set forth in the Securities Certificate Questionnaire attached hereto as Appendix II.
               (b) At the Second Closing, the Company shall deliver to the Purchaser one or more certificates registered in the name of the Purchaser, or, if so indicated on the Securities Certificate Questionnaire attached hereto as Appendix II, in such nominee name(s) as designated by the Purchaser, representing the number of shares of Common Stock and Warrants to be purchased by such Purchaser at the Second Closing, each bearing an appropriate legend referring to the fact that the Additional Securities were sold in reliance upon the exemption from registration under the Securities Act provided by Section 4(2) thereof and Rule 506 thereunder. The name(s) in which the certificates are to be registered are set forth in the Securities Certificate Questionnaire attached hereto as Appendix II.
          3.5 Conditions Precedent to each Closing. (a) The Initial Closing. The Company’s obligation to complete the purchase and sale of the Initial Securities and deliver certificates representing the Initial Securities to the Purchaser at the Initial Closing shall be subject to the following conditions, any one or more of which may be waived by the Company: (i) receipt by the Company of same-day funds in the full amount of the purchase price for the Initial Securities being purchased hereunder; (ii) simultaneously with, or prior to, the Initial Closing, the Company shall have sold shares of Common Stock and Warrants to third party purchasers, who are not acting in concert with the Purchaser, for an aggregate minimum of $11 million, which shares of Common Stock and Warrants shall be sold to such third party purchasers on the same terms and conditions as are set forth herein; (iii) the sale of the Initial

Securities shall not be prohibited by any law or governmental law or governmental order or regulation, including the American Stock Exchange; and (iv) the accuracy in all material respects of the representations and warranties made by the Purchaser (as if such representations and warranties were made on the Initial Closing Date) and the fulfillment of those undertakings of the Purchaser to be fulfilled prior to the Initial Closing. The Purchaser’s obligation to accept delivery of such certificates and to pay for the Initial Securities evidenced thereby shall be subject to the following conditions, any one or more of which may be waived by the Placement Agent after consultation with the Purchaser: (i) the accuracy in all material respects of the representations and warranties of the Company made herein as of the Initial Closing Date; (ii) the delivery to the Purchaser by counsel to the Company of a legal opinion in form and substance reasonably satisfactory to counsel to the Placement Agent; (iii) the execution of those certain Lock-up Agreements attached hereto as Exhibits C-1 and C-2, (iv) the fulfillment in all material respects of those undertakings of the Company to be fulfilled prior to the Initial Closing; and (v) simultaneously with the Initial Closing, the Company shall have sold shares of Common Stock and Warrants to third party purchasers, who are not acting in concert with the Purchaser, for an aggregate minimum of $11 million, which shares of Common Stock and Warrants shall be sold to such third party purchasers on the same terms and conditions as are set forth herein.
               (b) The Second Closing. The Company’s obligation to complete the purchase and sale of the Additional Securities and deliver certificates representing such securities to the Purchaser at the Second Closing shall be subject to the following conditions, any one of which may be waived by the Company: (i) receipt by the Company of same-day funds in the full amount of the purchase price for the Additional Securities being purchased hereunder; (ii) the accuracy in all material respects of the representations and warranties made by the Purchaser (as if such representations and warranties were made on the Second Closing Date) and the fulfillment of those undertakings of the Purchaser to be fulfilled prior to the Second Closing; (iii) the sale of the Additional Securities shall not be prohibited by any law or governmental law or governmental order or regulation; (iv) the Company shall have obtained the requisite stockholder approval via written consent (the “Stockholder Approval”) for the issuance of the Additional Securities at the Second Closing (together with the Initial Securities) and the Anti-Dilution Shares in a manner that complies with Section 705 of the American Stock Exchange Company Guide and all other relevant rules and regulations of the American Stock Exchange; and (v) simultaneously with, or prior to, the Second Closing, the Company shall have sold shares of Common Stock and Warrants to third party purchasers, who are not acting in concert with the Purchaser, for an aggregate minimum of $11 million, which shares of Common Stock and Warrants shall be sold to such third party purchasers on the same terms and conditions as are set forth herein. The Purchaser’s obligation to accept delivery of such certificates and to pay for the Additional Securities evidenced thereby shall be subject to the following conditions, any one or more of which may be waived by the Placement Agent after consultation with the Purchaser: (i) the Company shall have scheduled the Second Closing for a date on or prior to the 45th day following the Initial Closing Date; (ii) each of the representations and warranties of the Company made herein shall be accurate in all material respects as of the Second Closing Date; (iii) the delivery to the Purchaser by counsel to the Company of a legal opinion in a form and substance reasonably satisfactory to counsel to the Placement Agent; (iv) the Company shall have filed with the Securities and Exchange Commission (the “Commission”) (x) a preliminary information statement at least 11 calendar days prior to the date on which the definitive Information Statement (as defined below) was mailed to security holders and (y) a definitive information statement (the “Information Statement”) at least 20 calendar days prior to the Second Closing Date; (v) the absence of any material adverse change affecting the Company, its financial condition or its results of operations; (vi) the sale of the Additional Securities shall not be prohibited by any law or governmental order or regulation; (vii) the fulfillment in all material respects of those undertakings of the Company to be fulfilled prior to the Second Closing and (viii) simultaneously with, or prior to, the Second Closing, the Company shall have sold shares of Common Stock and Warrants to third party purchasers, who are not acting in concert with the Purchaser, for an aggregate minimum of $11 million, which shares of Common Stock and Warrants shall be sold to such third party purchasers on the same terms and conditions as are set forth herein.
          3.6 Escrow of Purchase Price.
               3.6.1 Simultaneously with the execution and delivery of a counterpart to this Agreement by the Purchaser, such Purchaser shall promptly cause a wire transfer of immediately available funds (U.S. dollars) in an amount representing such Purchaser’s “Aggregate Purchase Price”, as set forth on such Purchaser’s signature page, to be paid to the non-interest bearing escrow account of Lowenstein Sandler PC, the Placement Agent’s counsel (“Placement Agent’s Counsel”), set forth on Appendix I hereto (the aggregate amounts being held in escrow are referred to herein as the “Escrow Amount”). Placement Agent’s Counsel shall hold the Escrow Amount in escrow until (i) Placement Agent’s Counsel receives written instructions from the Company and the Placement Agent authorizing the release of the Escrow Amount; (ii) Placement Agent’s Counsel receives written instructions from the Company and/or the Purchaser that the Agreement has been terminated in accordance with Section 21 in which case Placement Agent’s Counsel shall return to the Purchaser the portion of the Escrow Amount such Purchaser delivered to the Placement Agent’s Counsel; or (iii) ninety (90) days after the date of this Agreement in which case Placement Agent’s Counsel shall return to such Purchaser the portion of the Escrow Amount such Purchaser delivered to the Placement Agent’s Counsel. The Company hereby authorizes the Placement Agent’s Counsel to release from the Escrow Amount, at the Initial Closing and the Second Closing, without further action or deed (other than receipt of the written instructions from the Company and the Placement Agent authorizing the release of the Escrow Amount), the (i) the cash commission (the “Placement Fee”) to be paid to the Placement Agent pursuant to the terms of the agreement between the Company and the Placement Agent; and (ii) the Escrow Amount less the Placement Fee to the Company.
               3.6.2. The Company and the Purchaser acknowledge and agree for the benefit of Placement Agent’s Counsel (which shall be deemed to be a third party beneficiary of this Section 3.6) as follows:
                    (a) Placement Agent’s Counsel (i) is not responsible for the performance by the Company or the Purchaser of this Agreement or the Warrant or for determining or compelling compliance therewith; (ii) is only responsible for (A) holding the Escrow Amount in escrow pending receipt of written instructions from the Placement Agent and the Company directing the release of the Escrow Amount in accordance with Section 3.6.1, (B) disbursing the Escrow Amount in accordance with the written instructions from the Company and/or the Purchaser in accordance with Section 3.6.1 or (C) disbursing the Escrow Amount to such Purchaser 90 days following the date of this Agreement, each of the responsibilities of

Placement Agent’s Counsel in clauses (A), (B) and (C) is ministerial in nature, and no implied duties or obligations of any kind shall be read into this Agreement against or on the part of Placement Agent’s Counsel (collectively, the “Placement Agent’s Counsel Duties”); (iii) shall not be obligated to take any legal or other action hereunder which might in its judgment involve or cause it to incur any expense or liability unless it shall have been furnished with indemnification acceptable to it, in its sole discretion; (iv) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction (including, without limitation, wire transfer instructions, whether incorporated herein or provided in a separate written instruction), instrument, statement, certificate, request or other document furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper person, and shall have no responsibility for making inquiry as to, or for determining, the genuineness, accuracy or validity thereof, or of the authority of the person signing or presenting the same; and (v) may consult counsel satisfactory to it, and the opinion or advice of such counsel in any instance shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or advice of such counsel. Documents and written materials referred to in this Section 3.6.2(a) include, without limitation, e-mail and other electronic transmissions capable of being printed, whether or not they are in fact printed; and any such e-mail or other electronic transmission may be deemed and treated by Placement Agent’s Counsel as having been signed or presented by a person if it bears, as sender, the person’s e-mail address.
                    (b) Placement Agent’s Counsel shall not be liable to anyone for any action taken or omitted to be taken by it hereunder in connection with its Placement Agent’s Counsel Duties, except in the case of Placement Agent’s Counsel’s gross negligence, willful misconduct or bad faith (in each case, as finally determined by a court of competent jurisdiction) in breach of the Placement Agent’s Counsel Duties. IN NO EVENT SHALL THE PLACEMENT AGENT BE LIABLE FOR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGE OR LOSS (INCLUDING BUT NOT LIMITED TO LOST PROFITS) WHATSOEVER, EVEN IF PLACEMENT AGENT’S COUNSEL HAS BEEN INFORMED OF THE LIKELIHOOD OF SUCH LOSS OR DAMAGE AND REGARDLESS OF THE FORM OF ACTION.
                    (c) The Company and the Purchaser hereby indemnify and hold harmless Placement Agent’s Counsel from and against, any and all loss, liability, cost, damage and expense, including, without limitation, reasonable counsel fees and expenses, which Placement Agent’s Counsel may suffer or incur by reason of any action, claim or proceeding brought against Placement Agent’s Counsel arising out of or relating to the performance of the Placement Agent’s Counsel Duties, unless such action, claim or proceeding is the result of the gross negligence, willful misconduct or bad faith (in each case, as finally determined by a court of competent jurisdiction) of Placement Agent’s Counsel.
                    (d) Placement Agent’s Counsel has acted as legal counsel to the Placement Agent in connection with this Agreement, is merely acting as an escrow agent under this Agreement and is, therefore, hereby authorized to continue acting as legal counsel to the Placement Agent including, without limitation, with regard to any dispute arising out of this Agreement, the Warrant, the Escrow Amount or any other matter. Each of the Company and the Purchaser hereby expressly consents to permit Placement Agent’s Counsel to represent the

Placement Agent in connection with all matters relating to or arising from this Agreement, including, without limitation, with regard to any dispute arising out of this Agreement, the Warrant, the Escrow Amount or any other matter, and hereby waives any conflict of interest or appearance of conflict or impropriety with respect to such representation. Each of the Company and the Purchaser has consulted with its own counsel specifically about this Section 3.6 to the extent they deemed necessary, and has entered into this Agreement after being satisfied with such advice.
     SECTION 4. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, the Purchaser on the date hereof, on the Initial Closing Date and on the Second Closing Date as follows:
          4.1 Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida and the Company is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not reasonably be expected to have a Material Adverse Effect (as defined herein). The material subsidiaries of the Company are listed on Exhibit A (each a “Subsidiary” and collectively, the “Subsidiaries”). Each Subsidiary is a direct or indirect wholly owned subsidiary of the Company. Each Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is qualified to do business as a foreign entity in each jurisdiction in which qualification is required, except where failure to so qualify would not reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, the term “Material Adverse Effect” shall mean a material adverse effect upon the business, prospects, financial condition, properties or results of operations of the Company and its Subsidiaries, taken as a whole.
          4.2 Authorized Capital Stock. The Company has the outstanding capital stock as most recently set forth in the Company Documents as filed with the Commission. The issued and outstanding shares of the Company’s Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. The Company has authorized the issuance and sale of the Securities to the Purchasers at the Initial Closing and the Second Closing. Except as disclosed in the Company Documents as filed with the Commission, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company’s stock, stock bonus and other stock plans or arrangements and the options or other rights granted and exercised thereunder set forth in the Company Documents as filed with the Commission accurately and fairly presents all material information with respect to such plans, arrangements, options and rights. With respect to each Subsidiary, (i) all the issued and outstanding shares of each Subsidiary’s capital stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with applicable federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and (ii) there are no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of any Subsidiary’s capital stock or any such options, rights, convertible securities or obligations.
          4.3 Issuance, Sale and Delivery of the Securities.
               (a) The Securities have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and free and clear of all pledges, liens, restrictions and encumbrances (other than restrictions on transfer under state and/or federal securities laws).
               (b) The Warrants have been duly authorized. Upon the exercise of the Warrants, the Common Stock issuable upon exercise of the Warrants will be duly authorized, validly issued, fully paid and nonassessable and free and clear of all pledges, liens, restrictions and encumbrances (other than restrictions on transfer under state and/or federal securities laws). The Company has reserved sufficient number of shares of Common Stock for issuance upon the exercise of the Warrants free and clear of all pledges, liens, restrictions and encumbrances (other than restrictions on transfer under state and/or federal securities laws). The Warrants shall take the form of and conform with that certain Form of Warrant attached as Exhibit B hereto.
               (c) The Anti-Dilution Shares have been duly authorized. When issued pursuant to Section 8 hereof, the Anti-Dilution Shares will be validly issued, fully paid and nonassessable, and free and clear of all pledges, liens, restrictions and encumbrances (other than restrictions on transfer under state and/or federal securities laws). The Company has reserved sufficient number of shares of Common Stock for issuance of the Anti-Dilution Shares in accordance with Section 8 free and clear of all pledges, liens, restrictions and encumbrances (other than restrictions on transfer under state and/or federal securities laws).
               (d) No preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Securities by the Company pursuant to this Agreement. Except as disclosed the Company Documents as filed with the Commission, no stockholder of the Company has any right (which has not been waived or has not expired by reason of lapse of time following notification of the Company’s intent to file the registration statement to be filed by it pursuant to Section 7.1 (the “Registration Statement”)) to require the Company to register the sale of any shares owned by such stockholder under the Securities Act in the Registration Statement. Other than the Stockholder Approval to be obtained in connection with the Additional Securities and the Anti-Dilution Shares, no further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Securities to be sold by the Company as contemplated herein.
          4.4 Due Execution, Delivery and Performance of this Agreement. The Company has full legal right, corporate power and authority to enter into this Agreement and to perform the transactions contemplated hereby, subject in the case of the issuance, sale and delivery of the Additional Securities and the Anti-Dilution Shares to obtaining Stockholder Approval. This Agreement has been duly authorized, executed and delivered by the Company. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions herein contemplated will not violate any provision of the certificate of incorporation or bylaws of the Company or any of its Subsidiaries and will not result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company or any of its Subsidiaries pursuant to the terms or provisions of, and will not (i) conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under (A) any agreement, lease, franchise, license, permit or other instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties may be bound or affected and in each case which would have a Material Adverse Effect, or (B) to the Company’s knowledge, any statute or any judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of its Subsidiaries or any of their respective properties where such conflict, breach, violation or default is likely to result in a Material Adverse Effect. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for compliance with the blue sky laws and federal securities laws applicable to the offering of the Securities to the Purchaser. Upon the execution and delivery of this Agreement, and assuming the valid execution thereof by the Purchaser, this Agreement will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Company in Section 7.3 hereof may be limited by federal or state securities laws or the public policy underlying such laws.
          4.5 Accountant. The firm of Berenfeld Spritzer Schechter & Sheer, which has expressed its opinion with respect to the consolidated financial statements to be included or incorporated by reference in the Registration Statement and the prospectus which forms a part thereof (the “Prospectus”), is an independent accountant as required by the Securities Act and the rules and regulations promulgated thereunder (the “Rules and Regulations”).
          4.6 No Defaults. Neither the Company nor any of its Subsidiaries is in violation or default of any provision of its certificate of incorporation or bylaws, or in breach of or default with respect to any provision of any agreement, judgment, decree, order, lease, franchise, license, permit or other instrument to which it is a party or by which it or any of its properties are bound which could reasonably be expected to have a Material Adverse Effect and there does not exist any state of facts which, with notice or lapse of time or both, would constitute an event of default on the part of the Company or any of its Subsidiaries as defined in such documents and which would have a Material Adverse Effect.
          4.7 Contracts. All of the Company’s material contracts have been filed with the Commission. All of such contracts are in full force and effect on the date hereof; and neither the Company nor any of its Subsidiaries is, nor, to the Company’s knowledge, is any other party in breach of or default under any of such contracts which would have a Material Adverse Effect.
          4.8 No Actions. Except as disclosed in the Company Documents as filed with the Commission, (1) there are no legal or governmental actions, suits or proceedings pending and

(2) to the Company’s knowledge, there are no inquiries or investigations, nor are there any legal or governmental actions, suits, or proceedings threatened to which the Company or any of its Subsidiaries is or may be a party or of which property owned or leased by the Company or any of its Subsidiaries is or may be the subject, or related to environmental or discrimination matters, which actions, suits or proceedings, individually or in the aggregate, might reasonably be expected to have a Material Adverse Effect; and no labor disturbance by the employees of the Company or any of its Subsidiaries exists or, to the Company’s knowledge, is imminent which might reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is party to or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body which might reasonably be expected to have a Material Adverse Effect.
          4.9 Properties. The Company and the Subsidiaries have good and marketable title to all properties and assets reflected as owned in the financial statements included in the Company Documents as filed with the Commission, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (i) those, if any, reflected in such financial statements, or (ii) those which are not material in amount and do not adversely affect the use of such property by the Company and its Subsidiaries. Each of the Company and its Subsidiaries holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to its business taken as a whole.
          4.10 No Material Change. Except as disclosed in the Company Documents as filed with the Commission, since March 31, 2005 (i) the Company and its Subsidiaries have not incurred any material liabilities or obligations, indirect, or contingent, or entered into any material oral or written agreement or other transaction which is not in the ordinary course of business or which could reasonably be expected to result in a material reduction in the future earnings of the Company and its Subsidiaries; (ii) the Company and its Subsidiaries have not sustained any material loss or interference with their businesses or properties from fire, flood, windstorm, accident or other calamity not covered by insurance; (iii) the Company and its Subsidiaries have not paid or declared any dividends or other distributions with respect to their capital stock and neither the Company nor any of its Subsidiaries is in default in the payment of principal or interest on any outstanding debt obligations; (iv) there has not been any change in the capital stock of the Company or any of its Subsidiaries other than the sale of the Securities hereunder, shares or options issued pursuant to employee equity incentive plans or purchase plans approved by the Company’s Board of Directors and repurchases of shares or options pursuant to repurchase plans already approved by the Company’s Board of Directors, or indebtedness not incurred in the ordinary course of business that is material to the Company and its Subsidiaries, taken as a whole; and (v) there has not been any other event which has caused a Material Adverse Effect.
          4.11 Intellectual Property. Each of the Company and its Subsidiaries owns or has obtained valid and enforceable licenses or options for the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, copyrights and trade secrets necessary for the conduct of the its business as currently conducted (collectively, the “Intellectual Property”). There are no third parties who have any ownership rights to any Intellectual Property that is owned by, or has been licensed to, the Company or its Subsidiaries for the products described in the Company Documents as filed with the Commission that would preclude the Company or its Subsidiaries from conducting its business as currently conducted and have a Material Adverse Effect, except for the ownership rights of the owners of the Intellectual Property licensed or optioned by the Company or its Subsidiaries. To the Company’s knowledge, there are currently no sales of any products that would constitute an infringement by third parties of any Intellectual Property owned, licensed or optioned by the Company or its Subsidiaries, which infringement would have a Material Adverse Effect. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the rights of the Company or its Subsidiaries in or to any Intellectual Property owned, licensed or optioned by the Company or its Subsidiaries, other than claims which would not reasonably be expected to have a Material Adverse Effect. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property owned, licensed or optioned by the Company or its Subsidiaries, other than non-material actions, suits, proceedings and claims. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company any of its Subsidiaries infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary right of others, other than non-material actions, suits, proceedings and claims.
          4.12 Compliance. Neither the Company nor any of its Subsidiaries has been advised, nor has reason to believe, that it is not conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting its business, including, without limitation, all applicable local, state and federal environmental laws and regulations; except where failure to be so in compliance would not have a Material Adverse Effect.
          4.13 Taxes. Each of the Company and its Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and neither the Company nor any of its Subsidiaries has knowledge of a tax deficiency which has been or might be asserted or threatened against it which might reasonably be expected to have a Material Adverse Effect.
          4.14 Transfer Taxes. On each Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to the Purchaser hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been complied with.
          4.15 Investment Company. The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended.
          4.16 Offering Materials. The Company has not distributed and will not distribute prior to the Closing Date any offering material in connection with the offering and sale of the Securities to the Purchaser other than the Company Documents. Neither the Company nor any person acting on its behalf has in the past or will hereafter take any action independent of the Placement Agent to sell, offer for sale or solicit offers to buy any securities of the Company which would subject the offer, issuance or sale of the Securities to the Purchaser, as contemplated by this Agreement, to the registration requirements of Section 5 of the Securities Act.
          4.17 Insurance. The Company and its Subsidiaries maintain insurance of the types and in the amounts that the Company reasonably believes is adequate for their businesses, including, but not limited to, insurance covering all real and personal property leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.
          4.18 Additional Information. The information contained in (a) through (h) below (the “Company Documents”) did not, as of the date of the applicable document, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, as of their respective filing dates or, if amended, as so amended:
               (a) the Company’s Annual Report on Form 10-KSB for the fiscal year ended September 30, 2004;
               (b) the Company’s Quarterly Report on Form 10-QSB for the quarter ended December 31, 2004;
               (c) the Company’s Quarterly Report on Form 10-QSB for the quarter ended March 31, 2005;
               (d) the Company’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2005;
               (e) the Company’s Current Reports on Form 8-K filed on May 20, 2005; June 10, 2005; August 19, 2005; August 25, 2005; September 9, 2005; and November 30, 2005;
               (f) the Company’s Proxy Statement for the Annual Meeting of Stockholders held on February 4, 2005;
               (g) the Company’s Definitive Information Statement filed on November 11, 2005; and
               (h) all other documents, if any, filed by the Company with the Commission since September 30, 2004 pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
          4.19 Price of Common Stock. The Company has not taken, and will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of the Common Stock to facilitate the sale or resale of the Securities.

          4.20 Corporate Legal Opinion. As a condition to the Purchaser’s obligation to purchase the Securities, legal counsel to the Company will deliver one or more legal opinions to the Purchaser in a form reasonably satisfactory to counsel to the Placement Agent. Such opinions also shall state that the Placement Agent may rely thereon as though the opinions were addressed directly to such Placement Agent.
          4.21 Certificate. At each Closing, the Company will deliver to the Purchaser a certificate executed by the chief executive officer and the chief financial or accounting officer of the Company, dated as of the applicable Closing Date, in form and substance reasonably satisfactory to the Purchaser, to the effect that the representations and warranties of the Company set forth in this Section 4 are true and correct as of the date of this Agreement and as of such Closing Date and that the Company has complied with all the agreements and satisfied all the conditions herein on its part to be performed or satisfied on or prior to such Closing Date.
          4.22 Reporting Company; Form S-3. The Company is subject to the reporting requirements of the Exchange Act. The Company is eligible to register the Securities for resale by the Purchaser on a registration statement on Form S-3 under the Securities Act. There exist no facts or circumstances (including without limitation any required approvals or waivers or any circumstances that may delay or prevent the obtaining of accountant’s consents) that reasonably could be expected to prohibit or delay the preparation and filing of a registration statement on Form S-3 that will be available for the resale of the Securities by the Purchaser.
          4.23 Use of Proceeds. The Company expects to use the proceeds from the sale of Securities for working capital and general corporate purposes, as well as in connection with selected acquisitions that may be considered in the future in the lawn and pest control business. Pending such uses, the Company intends to invest the net proceeds in short-term, interest-bearing, investment grade securities.
          4.24 Approvals. Prior to the Initial Closing, the Company shall obtain approval of the American Stock Exchange for the transactions contemplated by this Agreement. Prior to the Second Closing, the Company shall obtain the Stockholder Approval and shall obtain the approval of the American Stock Exchange for the transactions contemplated by this Agreement. For clarification purposes only and without implication to the contrary, the transactions contemplated by this Agreement include only the transaction between the Company and the Purchaser and do not include any other transaction between the Company and any other third party purchaser of the Company’s securities.
          4.25 Non-Public Information. Neither the Company nor, to the Company’s knowledge, any person acting on behalf of the Company, has provided the Purchaser with any information that the Company believes constitutes material, non-public information. On or before 9:00 a.m. New York City time on the first business day after the execution of this Agreement, the Company shall issue a press release announcing the execution of this Agreement, and on or before 5:30 p.m. New York City time on the fourth business day after the execution of this Agreement, the Company shall file a Current Report on Form 8-K describing the material terms of the transactions contemplated by this Agreement and attaching as an exhibit to such Form 8-K a copy of the press release and this Agreement (including such exhibit, the “8-K Filing”). On or before 9:00 a.m. New York City time, on the first business day after each

Closing, the Company shall issue a press release announcing the consummation of the transactions contemplated by this Agreement at such Closing, and on or before 5:30 p.m. New York City time on the fourth business day after each Closing, the Company shall file a Current Report on Form 8-K attaching such press release. The Company shall not, and shall cause each of its officers, directors, employees, and use its best efforts to cause its agents, not to, provide the Purchaser with any material nonpublic information regarding the Company from and after the filing of the 8-K Filing without the express written consent of the Purchaser. The Company understands and confirms that the Purchaser will rely on the representations and covenants set forth in this section in effecting transactions in securities of the Company.
          4.26 Use of Purchaser Name. Except as may be required by applicable law or regulation, the Company shall not use the Purchaser’s name or the name of any of its affiliates in any advertisement, announcement, press release or other similar public communication unless it has received the prior written consent of the Purchaser for the specific use contemplated or as otherwise required by applicable law or regulation.
          4.27 Related Party Transactions. No transaction has occurred between or among the Company, any of the Subsidiaries and their affiliates, officers or directors or any affiliate or affiliates of any such officer or director that is required to have been described under applicable securities laws in the Company’s Exchange Act filings and is not so described in such filings.
          4.28 Off-Balance Sheet Arrangements. There is no transaction, arrangement or other relationship between the Company and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in the Company’s Exchange Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect. There are no such transactions, arrangements or other relationships with the Company that may create contingencies or liabilities that are not otherwise disclosed by the Company in the Company’s Exchange Act filings.
          4.29 Governmental Permits, Etc. Each of the Company and its Subsidiaries has all franchises, licenses, certificates and other authorizations from such federal, state or local government or governmental agency, department or body that are currently required for the operation of the business of the Company and its Subsidiaries as currently conducted, except where the failure to possess currently such franchises, licenses, certificates and other authorizations is not reasonably expected to have a Material Adverse Effect. The Company and its Subsidiaries have not received any notice of proceedings relating to the revocation or modification of any such permit which, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect.

          4.30 Financial Statements. The consolidated financial statements of the Company and the related notes contained in the Company’s last quarterly report on Form 10-QSB present fairly, in accordance with generally accepted accounting principles, the consolidated financial position of the Company and its Subsidiaries as of the dates indicated, and the results of their operations, cash flows and the changes in stockholders’ equity for the periods therein specified, subject, in the case of unaudited financial statements for interim periods, to normal year-end audit adjustments. Such consolidated financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified, except that unaudited financial statements may not contain all footnotes required by generally accepted accounting principles.
          4.31 Intentionally deleted.
          4.32 Sarbanes-Oxley Act. The Company is, and at each Closing Date will be, in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it. The Company maintains a system of internal accounting controls that the Company reasonably believes are sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; and (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets.
          4.33 Listing. The Company has not, in the two years preceding the date hereof, received any notice (written or oral) from the American Stock Exchange, any stock exchange, market or trading facility on which the Common Stock is or has been listed (or on which it has been quoted) to the effect that the Company is not in compliance with the listing or maintenance requirements of such exchange, market or trading facility. The Company shall comply with all requirements of the American Stock Exchange with respect to the issuance of the Securities and shall use its best efforts to have the Securities listed on the American Stock Exchange prior to applicable Closing Date.
          4.34 Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.
          4.35 Employee Relations. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. No executive officer of the Company (as defined in Rule 501(f) of the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. No executive officer of the Company, to the knowledge of the

Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.
          4.36 ERISA. The Company is in compliance, in all material respects, with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title (IV) of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4917 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which, in each case, would cause the loss of such qualification, except as would not reasonably be expected to have a Material Adverse Effect.
          4.37 Environmental Matters. There has been no storage, disposal, generation, manufacture, transportation, handling or treatment of toxic wastes, hazardous wastes or hazardous substances by the Company or to its knowledge, any of its Subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or any of its Subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind into such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries have knowledge; the terms “hazardous wastes”, “toxic wastes”, “hazardous substances”, and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.
          4.38 Removal of Legend. The legend set forth in Section 5(f) shall be removed from the certificates evidencing the Securities (i) following any sale of such Securities pursuant to Rule 144 or at the written request of a Purchaser after the Registration Statement has been declared effective, (ii) if such Securities are eligible for sale under Rule 144(k) (and the holder of such Securities has submitted a written request for removal of the legend indicating that the holder has complied with the applicable provisions of Rule 144 or such judicial interpretation or pronouncement), or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission) and the holder of such Securities has submitted a written request for removal of the legend indicating that such legend is not required under applicable requirements of the Securities Act (including such judicial interpretations and pronouncements issued by the Staff of the

Commission). The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly upon the occurrence of any of the events in clauses (i), (ii) or (iii) above to effect the removal of the legend on certificates evidencing the Securities and shall also cause its counsel to issue a “blanket” legal opinion to the Company’s transfer agent promptly after the effective date of any registration statement covering the resale of the Securities, if required by the Company’s transfer agent, to allow sales without restriction pursuant to an effective registration statement. The Company agrees that at such time as such legend is no longer required under this Section 4.38, it will, no later than five (5) business days (or three (3) business days in the event the Purchaser needs to deliver unlegended certificates in connection with settlement of a sale of Securities and such Purchaser has communicated such settlement date in writing to the Company) following the delivery by the Purchaser to the Company or the Company’s transfer agent of a certificate representing the Securities issued with a restrictive legend, deliver or cause to be delivered to such Purchaser a certificate representing such Securities that is free from all restrictive and other legends; provided that in the case of removal of the legend for reasons set forth in clause (ii) above, the holder of such Securities has submitted a written request for removal of the legend indicating that the holder has complied with the applicable provisions of Rule 144. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section 4.38.
     SECTION 5. Representations, Warranties and Covenants of the Purchaser. (a) The Purchaser represents and warrants to, and covenants with, the Company that: (i) the Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Securities, including investments in securities issued by the Company and comparable entities, and has had the opportunity to request, receive, review and consider all information it deems relevant in making an informed decision to purchase the Securities; (ii) the Purchaser is acquiring the number of Securities set forth on the signature page hereto in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of the Securities or any arrangement or understanding with any other persons regarding the distribution of any of the Securities (this representation and warranty notwithstanding, such Purchaser does not agree to hold any of the Securities for any minimum or other specific term and this representation and warranty does not limit the Purchaser’s right to sell pursuant to the Registration Statement or in compliance with the Securities Act and the Rules and Regulations, or, other than with respect to any claims arising out of a breach of this representation and warranty, the Purchaser’s right to indemnification under Section 7.3); (iii) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities except in compliance with the Securities Act and the Rules and Regulations and any applicable state securities laws, nor has the Purchaser, during the last thirty (30) days prior to the date of this Agreement, directly or indirectly, effected or agreed to effect any transactions in the securities of the Company, including any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Securities (each, a “Prohibited Transaction”), and such Purchaser shall not engage, directly or indirectly, in a Prohibited Transaction during the period from the date of this Agreement until such time as (A) the transactions contemplated by this Agreement are first publicly announced or (B) this Agreement is terminated pursuant to Section 21 hereof; (iv) the Purchaser has completed or caused to be completed the Registration Statement Questionnaire attached hereto as part of Appendix II, for use in preparation of the Registration Statement, and the answers thereto are true and correct as of the date hereof and will be true and correct as of the effective date of the Registration Statement and the Purchaser will notify the Company immediately of any material change in any such information provided in the Registration Statement Questionnaire until such time as the Purchaser has sold all of the Securities or until the Company is no longer required to keep the Registration Statement effective; (v) the Purchaser has, in connection with its decision to purchase the number of shares of Common Stock and Warrants set forth on the signature page hereto, relied solely upon the Company Documents as filed with the Commission and the documents included therein or incorporated by reference and the representations and warranties of the Company contained herein; (vi) the Purchaser has had an opportunity to discuss this investment with representatives of the Company and ask questions of them; (vii) the Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act ; and (viii) the Purchaser agrees to notify the Company immediately of any change in any of the foregoing information until such time as the Purchaser has sold all of the Securities or the Company is no longer required to keep the Registration Statement effective.
               (b) The Purchaser understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, the Rules and Regulations and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.
               (c) For the benefit of the Company, the Purchaser previously agreed orally with the Placement Agent to keep confidential all information concerning the private placement of the Securities to the Purchaser. The Purchaser understands that the existence and nature of all conversations and presentations, if any, regarding the Company and this offering must be kept strictly confidential. The Purchaser understands that the federal securities laws impose restrictions on trading based on information regarding the offering of the Securities to the Purchaser. In addition, the Purchaser hereby acknowledges that unauthorized disclosure of information regarding the offering of the Securities to the Purchaser may result in a violation of Regulation FD. This obligation will terminate upon submission by the Company of the 8-K Filing. In addition to the above, the Purchaser shall maintain in confidence the receipt and content of any notice of a Suspension (as defined in Section 5(h) below). The foregoing agreements shall not apply to any information that is or becomes publicly available through no fault of the Purchaser, or that the Purchaser is legally required to disclose; provided, however, that if the Purchaser is requested or ordered to disclose any such information pursuant to any court or other government order or any other applicable legal procedure, it shall provide the Company with prompt notice of any such request or order in time sufficient to enable the Company to seek (at its own expense) an appropriate protective order.

               (d) The Purchaser understands that its investment in the Securities involves a significant degree of risk, including a risk of total loss of the Purchaser’s investment, and the Purchaser has full cognizance of and understands all of the risk factors related to the Purchaser’s purchase of the Securities. The Purchaser understands that the market price of the Common Stock can be volatile and that no representation is being made as to the future value of the Common Stock. The Purchaser has the knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and has the ability to bear the economic risks of an investment in the Securities.
               (e) The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.
               (f) The Purchaser understands that, until such time as the Registration Statement has been declared effective or the Securities may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Securities will bear a restrictive legend in substantially the following form:
“The Securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state or other jurisdiction. The Securities may not be offered, sold, pledged or otherwise transferred except (1) pursuant to an exemption from registration under the Securities Act or (2) pursuant to an effective registration statement under the Securities Act, in each case in accordance with all applicable securities laws of the states and other jurisdictions, and in the case of a transaction exempt from registration, unless the Company has received an opinion of counsel reasonably satisfactory to it that such transaction does not require registration under the Securities Act and such other applicable laws.”
               (g) The Purchaser’s principal executive offices are in the jurisdiction set forth immediately below the Purchaser’s name on the signature pages hereto.
               (h) The Purchaser hereby covenants with the Company not to make any sale of the Securities under the Registration Statement without complying with the provisions of this Agreement and without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied to the extent applicable, and the Purchaser acknowledges and agrees that the Securities are not transferable on the books of the Company in connection with any sale under the Registration Statement unless the certificate submitted to the transfer agent evidencing the Securities is accompanied by a separate Purchaser’s Certificate of Subsequent Sale delivered by the Purchaser: (i) in the form of Appendix III hereto, (ii) executed by an officer of, or other authorized person designated by, the Purchaser, and (iii) to the effect that (A) the Securities have been sold in accordance with the Registration Statement, the Securities Act and any applicable state securities or blue sky laws and (B) the requirement of delivering a current prospectus has been satisfied, to the extent applicable. Purchaser will notify the Company promptly after the sale of all of the Securities. Purchaser acknowledges that there may occasionally be times when the Company, in the good faith determination of its Board of Directors, but if not practical under the circumstances in the good faith determination of the Company’s executive officers, must suspend the use of the Prospectus forming a part of the Registration Statement (a “Suspension”) until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. The Purchaser hereby covenants that it will not sell any of the Securities pursuant to said Prospectus during the period commencing at the time at which the Company gives the Purchaser written notice of the Suspension of the use of said Prospectus and ending at the time the Company gives the Purchaser written notice that the Purchaser may thereafter effect sales pursuant to said Prospectus. Notwithstanding the foregoing, the Company agrees that no Suspension shall be for a period of longer than 60 consecutive days, and no Suspension shall be for a period of an aggregate in any 365-day period of longer than 90 days.
               (i) The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, (ii) the making and performance of this Agreement by the Purchaser and the consummation of the transactions herein contemplated will not violate any provision of the organizational documents of the Purchaser or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Purchaser is a party, or any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Purchaser, (iii) no consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required on the part of the Purchaser for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, (iv) upon the execution and delivery of this Agreement, this Agreement shall constitute a legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except to the extent enforcement of the indemnification provisions, set forth in Section 7.3 of this Agreement, may be limited by federal or state securities laws or the public policy underlying such laws, and (v) there is not in effect any order enjoining or restraining the Purchaser from entering into or engaging in any of the transactions contemplated by this Agreement.
     SECTION 6. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein and in the certificates for the Securities delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchaser of the Securities being purchased and the payment therefore.
     SECTION 7. Registration of the Securities; Compliance with the Securities Act.
          7.1 Registration Procedures and Expenses. The Company shall:
               (a) as soon as reasonably practicable, but in no event later than five (5) days following the Second Closing Date, or if the Second Closing shall not have taken place, within 45 days after the Initial Closing Date, then in no event later than 45 days after the Initial Closing Date (such date, “Filing Date”), prepare and file with the Commission the Registration Statement on Form S-3 relating to the sale of the Securities by the Purchaser, as well as any shares of Common Stock issued or issuable upon any stock split, dividend or other distribution, recapitalization or other similar event with respect to the Securities (such shares together with the Securities are collectively referred to as, the “Shares”) from time to time on the American Stock Exchange, or the facilities of any national securities exchange on which the Common Stock is then traded or in privately-negotiated transactions (the parties acknowledge that the Company may choose to include the Shares on a registration statement with other similar securities issued by the Company);
               (b) use its best efforts, subject to receipt of necessary information from the Purchaser, to cause the Commission to declare the Registration Statement effective within 45 days after the Filing Date (such date, the “Required Effective Date”). However, so long as the Company filed the Registration Statement by the Filing Date, if the Registration Statement receives Commission review, then the Required Effective Date will be the seventy-fifth (75th) calendar day after the Filing Date;
               (c) use its best efforts to promptly prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the earliest of (i) two years after the effective date of the Registration Statement, or (ii) such time as the Shares become eligible for resale by non-affiliates pursuant to Rule 144(k) under the Securities Act of 1933, as amended;
               (d) promptly furnish to the Purchaser with respect to the Shares registered under the Registration Statement (and to each underwriter, if any, of such Shares) such number of copies of prospectuses and such other documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by the Purchaser;
               (e) file documents required of the Company for normal Blue Sky clearance in states specified in writing by the Purchaser; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;
               (f) bear all expenses in connection with the procedures in paragraphs (a) through (e) of this Section 7.1 and the registration of the Shares pursuant to the Registration

Statement, other than fees and expenses, if any, of counsel or other advisers to the Purchaser or underwriting discounts, brokerage fees and commissions incurred by the Purchaser, if any;
               (g) file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Purchaser promptly after filing;
               (h) issue a press release describing the transactions contemplated by this Agreement on each of the Closing Dates;
               (i) make available, while the Registration Statement is effective and available for resale, its Chief Executive Officer, Chief Financial Officer, and Chief Administrative Officer for questions regarding information which the Purchaser may reasonably request in order to fulfill any due diligence obligation on its part; and
               (j) promptly provide to the Purchaser notice of (i) effectiveness of the Registration Statement, (ii) any Suspension, or (iii) the issuance of any stop order with respect to the Registration Statement.
     The Company understands that the Purchaser disclaims being an underwriter, but the Purchaser being deemed an underwriter shall not relieve the Company of any obligations it has hereunder. A questionnaire related to the Registration Statement to be completed by the Purchaser is attached hereto as Appendix II.
          7.2 Transfer of Securities After Registration. The Purchaser agrees that it will not effect any disposition of the Securities or its right to purchase the Securities that would constitute a sale within the meaning of the Securities Act or any applicable state securities laws, except as contemplated in the Registration Statement referred to in Section 7.1 or as otherwise permitted by law, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Purchaser or its plan of distribution. Notwithstanding anything contained in this Agreement to the contrary, it is expressly understood and agreed that (i) the number of Shares set forth in the Registration Statement shall decrease by virtue of sales of the Shares by the Purchaser, (ii) the Purchaser shall have no obligation to inform the Company of such sales or any changes to the number of Shares set forth in the Registration Statement, the Prospectus or any supplement or update to either of them and (iii) the Purchaser shall have no liability whatsoever for failing to inform the Company of any such sales or changes to the number of Shares set forth in the Registration Statement, the Prospectus or any supplement or update to either of them; provided, however, that if the Company notifies the Purchaser of its intent to amend the Registration Statement, and the Company shall request from the Purchaser in such notice an update to the information in the Registration Statement, the Purchaser shall provide to the Company any changes to the information set forth in the Registration Statement.
          7.3 Indemnification. For the purpose of this Section 7.3:
(i) the term “Purchaser/Affiliate” shall mean any affiliate of the Purchaser, including a transferee who is an affiliate of the Purchaser, and any person who controls the Purchaser or any affiliate of the Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and
(ii) the term “Registration Statement” shall include any preliminary prospectus, final prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Registration Statement referred to in Section 7.1.
               (a) The Company agrees to indemnify and hold harmless the Purchaser and each Purchaser/Affiliate against any losses, claims, damages, liabilities or expenses, joint or several, to which the Purchaser or any Purchaser/Affiliate may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the prior written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the Prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rule 434, of the Rules and Regulations, or the Prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them, in light of the circumstances under which they were made, not misleading, or arise out of or are based in whole or in part on any inaccuracy in the representations or warranties of the Company contained in this Agreement, or any failure of the Company to perform its obligations hereunder or under law, and will promptly reimburse the Purchaser and each Purchaser/Affiliate for any legal and other expenses as such expenses are reasonably incurred by the Purchaser or any Purchaser/Affiliate in connection with investigating, defending or preparing to defend, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser expressly for use therein, or (ii) the failure of the Purchaser to comply with the covenants and agreements contained in Sections 5 or 7.2, or (iii) the inaccuracy of any representation or warranty made by the Purchaser herein or (iv) any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Purchaser prior to the pertinent sale or sales by the Purchaser.
               (b) The Purchaser will severally indemnify and hold harmless the Company, each of its directors, each of its executive officers, including such officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act in an amount not to exceed in the aggregate for all indemnification obligations arising pursuant to Section 7.3(b) the net proceeds received by the Purchaser from sales of Shares under the Registration Statement, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure of the Purchaser to comply with its covenants and agreements contained in Sections 5 or 7.2 hereof, or (ii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser expressly for use therein, and will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.
               (c) Promptly after receipt by an indemnified party under this Section 7.3 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7.3, promptly notify the indemnifying party in writing thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 7.3 to the extent it is not prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded, based on an opinion of counsel reasonably satisfactory to the indemnifying party, that there may be a conflict of interest between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, reasonably satisfactory to such indemnifying party, representing all of the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved in writing the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party from all liability on claims that are the subject matter of such proceeding.
               (d) If the indemnification provided for in this Section 7.3 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs (a), (b) or (c) of this Section 7.3 in respect to any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Purchaser from the private placement of the Securities to the Purchaser hereunder or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but the relative fault of the Company and the Purchaser in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement and/or the Registration Statement which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations; provided, however, that the Purchaser shall only be required to contribute an amount up to the net proceeds received by the Purchaser from sales of the Shares under the Registration Statement. The respective relative benefits received by the Company on the one hand and the Purchaser on the other shall be deemed to be in the same proportion as the amount paid by the Purchaser to the Company pursuant to this Agreement for the Shares purchased by the Purchaser that were sold pursuant to the Registration Statement bears to the difference (the “Difference”) between the amount the Purchaser paid for the Shares that were sold pursuant to the Registration Statement and the amount received by the Purchaser from such sale. The relative fault of the Company, on the one hand, and the Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or by the Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c)

of this Section 7.3, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in paragraph (c) of this Section 7.3 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this paragraph (d); provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under paragraph (c) for purposes of indemnification. The Company and the Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7.3 were determined solely by pro rata allocation (even if the Purchaser were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 7.3, the Purchaser shall not be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchaser’s obligation to contribute pursuant to this Section 7.3 is several and not joint.
          7.4 Termination of Conditions and Obligations. The restrictions imposed by Section 5 or this Section 7 upon the transferability of the Securities shall cease and terminate as to any particular number of the Securities upon the passage of two years from the effective date of the Registration Statement covering the Securities or at such time as an opinion of counsel satisfactory in form and substance to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.
          7.5 Information Available. So long as the Registration Statement is effective covering the resale of the Shares owned by the Purchaser, the Company will furnish to the Purchaser:
               (a) as soon as practicable after available (but in the case of the Annual Report to the Stockholders, within 150 days after the end of each fiscal year of the Company), one copy of (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants), (ii) if not included in substance in the Annual Report to Stockholders, upon the request of Purchaser, its Annual Report on Form 10-K, (iii) upon request of Purchaser, its quarterly reports on Form 10-Q, and (iv) a full copy of the particular Registration Statement covering the Shares (the foregoing, in each case, excluding exhibits);
               (b) upon the reasonable request of the Purchaser, a reasonable number of copies of the Prospectuses, and any supplements thereto, to supply to any other party requiring such Prospectuses; and
               (c) the Company, upon the reasonable request of the Purchaser and with prior notice, will be available to the Purchaser or a representative thereof at the Company’s headquarters to discuss information relevant for disclosure in the Registration Statement covering the Shares and will otherwise cooperate with the Purchaser conducting an investigation for the purpose of reducing or eliminating the Purchaser’s exposure to liability under the

Securities Act, including the reasonable production of information at the Company’s headquarters, subject to appropriate confidentiality limitations.
          7.6 Delay in Filing or Effectiveness of Registration Statement. If (i) the Registration Statement is not filed by the Company with the Commission on or prior to the Filing Date, then for each day following the Filing Date, until but excluding the date the Registration Statement is filed, or (ii) the Registration Statement is not declared effective by the Commission by the Required Effective Date, then for each day following the Required Effective Date, until but excluding the date the Commission declares the Registration Statement effective, in each case, the Company shall, for each such day, pay the Purchaser with respect to any such failure, as partial damages and not as a penalty, an amount equal to 0.0667% of the purchase price paid by the Purchaser for the Securities pursuant to this Agreement; and for any such day, such payment shall be made no later than the first business day of the calendar month next succeeding the month in which such day occurs. If the Purchaser shall be prohibited from selling any of the Shares under the Registration Statement as a result of a Suspension of more than thirty (30) days or Suspensions on more than two (2) occasions of not more than thirty (30) days each in any 12-month period, then for each day on which a Suspension is in effect that exceeds the maximum allowed period above for a Suspension or Suspensions, but not including any day on which a Suspension is lifted, the Company shall pay the Purchaser, as partial damages and not as a penalty, an amount equal to 0.0667% of the purchase price paid by the Purchaser for the Securities purchased pursuant to this Agreement for each such day, and such payment shall be made no later than the first business day of the calendar month next succeeding the month in which such day occurs. For purposes of this Section 7.6, a Suspension shall be deemed lifted on the date that notice that the Suspension has been lifted is delivered to the Purchaser pursuant to Section 11 of this Agreement. Any payments made pursuant to this Section 7.6. shall not constitute the Purchaser’s exclusive remedy for such events. Notwithstanding the foregoing provisions, in no event shall the Company be obligated to pay such partial damages to more than one person in respect of the same Securities for the same period of time. Such payments shall be made to the Purchaser in cash.
     SECTION 8. Certain Adjustments. (a) Subject to Section 8(c), except with respect to the issuance of Excluded Securities (as such term is defined in the Warrant), if at any time on or before the one year anniversary of the Second Closing (the “Full Ratchet Period”), the Company shall issue or sell or agree to issue or sell any shares of Common Stock or Common Stock Equivalents (as defined below) to any person or persons for a price per share (in each case, as determined in accordance with Section 2.8 of the Warrant) less than the Strike Price (as defined below) in effect immediately prior to the time of such issue or sale or agreement related thereto, then and in each such case (a “Trigger Issuance”), the Company shall issue without the payment of additional consideration, in connection with such Trigger Issuance, a number of additional shares of Common Stock to the Purchaser equal to difference of: (A) the number of shares of Common Stock that would have been issued to such Purchaser, based on such Purchaser’s purchase price of Common Stock at the Initial Closing (i.e., $5.25 per share), if the Strike Price in effect immediately prior to such Trigger Issuance was equal to the Strike Price in effect immediately after such Trigger Issuance; minus (B) the number of shares of Common Stock initially issued to such Purchaser upon payment of its purchase price (and, to the extent there has been a previous adjustment to the price per share, any Anti-Dilution Shares previously issued to such Purchaser).

               (b) Subject to Section 8(c), except with respect to the issuance of Excluded Securities, if at any time after the Full Ratchet Period, the Company shall effect a Trigger Issuance, the Company shall issue without the payment of additional consideration, in connection with such Trigger Issuance, a number of additional shares of Common Stock to the Purchaser equal to the difference of: (A) the number of shares of Common Stock that would have been issued to such Purchaser at each Closing that occurred under this Agreement, if the price per share for such Purchaser was equal to the product of the Strike Price in effect immediately prior to such Trigger Issuance multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Trigger Issuance plus the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of additional shares of Common Stock so issued in the Trigger Issuance would purchase at the purchase price paid by the Purchaser at the Initial Closing (i.e., $5.25), and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such Trigger Issuance plus the number of such additional shares of Common Stock so issued; minus (B) the number of shares of Common Stock initially issued to such Purchaser upon payment of its purchase price (and, to the extent there has been a previous adjustment to the price per share, any Anti-Dilution Shares previously issued to such Purchaser).
               (c) The provisions of this Section 8(c) shall be applicable to Sections 8(a) and 8(b) and to Section 9. The price per share at which the Company issues or sells or agrees to issue or sell shares of Common Stock or Common Stock Equivalents shall be determined in accordance with the provisions of Section 2.8 of the Warrant. For the avoidance of doubt, the issuance of Common Stock Equivalents (and not the actual conversion or exercise of such Common Stock Equivalent into shares of Common Stock) is the event that gives rise to the issuance of Anti-Dilution Shares pursuant to this Section 8. Promptly following the occurrence of any event giving rise to the issuance of any Anti-Dilution Shares (but in no event more than four (4) business days thereafter), the Company shall issue irrevocable instructions authorizing its transfer agent to issue such Anti-Dilution Shares to the Purchaser. Without further action or deed, automatically after each Trigger Issuance, the Strike Price shall be reset to the per share price at which the Common Stock, or the Common Stock underlying the Common Stock Equivalents, was issued in the Trigger Issuance; as determined in accordance with the provisions of Section 2.8 of the Warrant. The “Strike Price” shall initially be equal to $5.25, and shall be re-set from time to time in accordance with the immediately preceding sentence upon each Trigger Issuance. Notwithstanding the foregoing, Sections 8(a) and 8(b) and Section 9 shall not apply to the issuance of Excluded Securities.
     SECTION 9. Participation Right on Future Financings.
               (a) Notice of Proposed Issuance. Except with respect to the issuance of Excluded Securities or Common Stock and Common Stock Equivalents to Strategic Investors (as defined below) of the Company, in the event that the Company proposes to issue any (i) shares of Common Stock, (ii) warrants, options or other rights to purchase shares of Common Stock or (iii) any notes, debentures or other securities convertible into or exercisable or exchangeable for shares of Common Stock (collectively, the “Common Stock Equivalents”), the Company will deliver to the Purchaser a written notice (the “Offer Notice”) prior to effecting any such issuance (the “New Issuance”), offering to such Purchaser the right, for a period of ten (10)

days, to purchase for cash at an amount equal to the price or other consideration for which such Common Stock or Common Stock Equivalents are to be issued, on a pro rata basis with all other purchasers of Securities at the Initial Closing who then own such Securities (each, a “Recipient”), a number of shares of such Common Stock or Common Stock Equivalents equal to the lesser of (i) the number of shares to be issued in such New Issuance equal to the number of shares of Common Stock or Common Stock Equivalents, as the case may be, that could be purchased for the aggregate purchase price paid at the Initial Closing and the Second Closing, and (ii) twenty percent (20.0%) of the number of shares of Common Stock or Common Stock Equivalents, as the case may be, to be issued in such New Issuance. The Offer Notice shall describe the securities proposed to be issued by the Company and specify the number, price and payment terms in the New Issuance.
               (b) Right to Purchase Common Stock or Common Stock Equivalents.
                    (i) The Purchaser may accept the Company’s offer as to the full number of securities offered to it in the Offer Notice or any lesser number, by written notice thereof (an “Exercise Notice”) given by it to the Company prior to the expiration of the aforesaid 10-day period. A delivery of an Exercise Notice (which notice shall specify the number (or amount) of Common Stock Equivalents to be purchased by the Purchaser as permitted under this Section 9) shall constitute a binding agreement of the holder to purchase, at the price and on the terms specified in the Offer Notice, the number (or amount) of Common Stock or Common Stock Equivalents specified in the Purchaser’s Exercise Notice. If at the termination of such 10-day period the Purchaser shall not have exercised its rights to purchase Common Stock or Common Stock Equivalents pursuant to this Section 9, the Purchaser shall be deemed to have waived any and all of its rights under this Section 9 with respect to that purchase of such Common Stock or Common Stock Equivalents (such waiver shall not apply to any subsequently offered Common Stock or Common Stock Equivalents). Notwithstanding anything in this Section 9 to the contrary, if, with respect to a given New Issuance, any other Recipient elects not to exercise fully its rights or is deemed to have waived its rights, then the Company shall provide the Purchaser and each other Recipient who exercised its rights with a second Offer Notice, and the Purchaser and each other Recipient who exercised its rights may include in its Exercise Notice for such New Issuance, upon delivery to the Company of an Exercise Notice within five (5) business days after receipt by the Purchaser and each other Recipient of such second Offer Notice, an additional number (or amount) of Common Stock or Common Stock Equivalents equal to its pro rata share of the unexercised number (or amount) of Common Stock or Common Stock Equivalents in such New Issuance.
                    (ii) The Company shall have ninety (90) days from the date of the Offer Notice to consummate the proposed New Issuance at the price and upon substantially the same terms specified in the Offer Notice, provided that, if such issuance is subject to regulatory and shareholder approval, such ninety (90) day period shall be extended until the expiration of five (5) business days after all such approvals have been received, but in no event later than one hundred eighty (180) days from the date of the Offer Notice. At the consummation of such New Issuance, the Company shall issue certificates representing the Common Stock or Common Stock Equivalents to be purchased by the Purchaser registered in the name of such Purchaser, against payment by such Purchaser of the purchase price for such Common Stock or Common Stock Equivalents specified in such Purchaser’s Exercise Notice. If the Company proposed to issue any class of Common Stock or Common Stock Equivalents after such time period above, it shall again comply with the procedures set forth in this Section 9.
                    (iii) The value of any non-cash consideration to be received by the Company in any New Issuance shall be determined by the Board of Directors in good faith, and shall be specified in the Offer Notice delivered in connection with any such New Issuance. If the Purchaser elects to exercise its rights under this Section 9 in connection with any New Issuance in which there is any such non-cash consideration, then, such Purchaser may elect in its Exercise Notice to tender, in lieu of tendering any such non-cash consideration, an amount in cash equal to the reasonably determined good faith value of such non-cash consideration.
               (c) Expiration of Participation Right. The participation right granted pursuant to this Section 9 shall expire on the two (2) year anniversary of the date of this Agreement.
For purposes of this Section 9, the term “Strategic Investor” means (i) any person that has been resolved by a majority of a quorum of the Company’s Board of Directors to constitute a “strategic investor” on the basis of such person’s (A) existing or prospective business relationship with the Company and/or its subsidiaries; or (B) existing or anticipated ability to further the business objectives of the Company and/or its subsidiaries; or (ii) a corporation, partnership or other entity that has at the time of its initial investment in the Company (A) an equity market capitalization in excess of $100 million or (B) assets in excess of $100 million.
     SECTION 10. Broker’s Fee. The Purchaser acknowledges that the Company intends to pay to the Placement Agent a fee in respect of the sale of the Securities to the Purchaser. The Purchaser and the Company hereby agree that the Purchaser shall not be responsible for such fee and that the Company will indemnify and hold harmless the Purchaser and each Purchaser/Affiliate against any losses, claims, damages, liabilities or expenses, joint or several, to which the Purchaser or any Purchaser/Affiliate may become subject with respect to such fee. Each of the parties hereto hereby represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of the Securities to the Purchaser.
     SECTION 11. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon delivery to the party to be notified; (ii) when received by confirmed facsimile or (iii) one (1) business day after deposit with a nationally recognized overnight carrier, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the Company and the Purchaser as follows or at such other addresses as the Company or the Purchaser may designate upon ten (10) days’ advance written notice to the other party:

(a)	if to the Company, to:

Sunair Services Corporation. 3005 SW Third Avenue Fort Lauderdale, Florida 33315 Facsimile: (561) 955-7333 Attention:

with a copy to:

Akerman Senterfitt One Southeast Third Avenue, 28th Floor Miami, Florida 33131 Facsimile: (305) 374-5618 Attention: Stephen K. Roddenberry

(b)	if to the Placement Agent, to:

Roth Capital Partners, LLC 11100 Santa Monica Blvd. Suite 550 Los Angeles, California 90025 Facsimile: (310) 445-5864 Attention: John Dalfonsi

with a copy to:

Lowenstein Sandler PC 1251 Avenue of the Americas New York, New York 10020 Facsimile: (973) 597-2507 Attention: Steven E. Siesser
               (c) if to the Purchaser, at its address as set forth at the end of this Agreement.
     SECTION 12. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser. No provision hereunder may be waived other than in a written instrument executed by the waiving party.
     SECTION 13. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.
     SECTION 14. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     SECTION 15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the federal law of the United States of America.
     SECTION 16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains an electronic file of an executed signature page, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic file signature page (as the case may be) were an original thereof.
     SECTION 17. Entire Agreement. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters.
     SECTION 18. Assignment. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective permitted successors, assigns, heirs, executors and administrators. This Agreement and the rights of the Purchaser hereunder may be assigned by the Purchaser with the prior written consent of the Company, except such consent shall not be required in cases of assignments by an investment adviser to a fund for which it is the adviser or by or among funds that are under common control, provided that such assignee agrees to be bound by the terms of this Agreement.
     SECTION 19. Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurance as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.
     SECTION 20. Independent Nature of the Purchaser’s Obligations and Rights. The obligations of the Purchaser under this Agreement are several and not joint with the obligations of any other third party purchasers of the Company’s securities, and the Purchaser shall not be responsible in any way for the performance of the obligations of any other third party purchasers of the Company’s securities. Each of the Purchaser and the Company agree and acknowledge that (i) the decision of the Purchaser to purchase the Securities pursuant to this Agreement has been made by the Purchaser independently of any other third party purchasers of the Company’s securities and (ii) no other third party purchasers of the Company’s securities have acted as agent for the Purchaser in connection with the Purchaser making its investment hereunder and that no such other third party purchasers will be acting as agent of the Purchaser in connection with monitoring its investment hereunder or enforcing its rights under this Agreement. Nothing contained herein or in any other document contemplated hereby or any agreement of any such other third party purchaser, and no action taken by the Purchaser pursuant hereto or any other third party purchaser pursuant thereto, shall be deemed to constitute the Purchaser or any such other third party purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchaser or any such other third party purchasers are in any way acting in concert or as a group with respect to any matters. The Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any of the other documents contemplated hereby, and it shall not be necessary for any such other third party purchasers to be joined as an additional party in any proceeding for such purpose. To the extent that any such other third party purchasers purchase the same or similar securities as the Purchaser hereunder or on the same or similar terms and conditions or pursuant to the same or similar documents, all such matters are solely in the control of the Company, not the action or decision of the Purchaser, and would be solely for the convenience of the Company and not because it was required or requested to do so by the Purchaser or any such other third party purchaser.
     SECTION 21. Termination. Purchaser may terminate this Agreement without any obligation or liability hereunder or otherwise if the Initial Closing does not occur within fifteen (15) business days after the execution of this Agreement. After the Initial Closing, Purchaser may also terminate this Agreement, but only with respect to the Second Closing and the Additional Securities to be purchased by the Purchaser, without any obligation or liability hereunder or otherwise if the Second Closing does not occur within forty-five (45) days after the Initial Closing, and in such event all applicable sections and provisions of this Agreement shall survive such termination.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

SUNAIR SERVICES CORPORATION

By:

Name:

Title:

[Investor Signature Page]

Print or Type:
Name of Purchaser
(Individual or Institution):

Name of Individual representing
Purchaser (if an Institution):

Title of Individual representing
Purchaser (if an Institution):

Signature by:

Individual Purchaser or Individual representing Purchaser:

Address:

Telephone:

Telecopier:

Number of
Securities to Be		Aggregate Price	Number of Securities		Aggregate Price
Purchased by the		to be paid by the	to be Purchased by the	Price Per	to be paid by
Purchaser at the	Price Per Share	Purchaser	Purchaser at the	Share In	the Purchaser
Initial Closing	In Dollars	at Initial Closing	Second Closing	Dollars	at Second Closing
Common Stock	$		Common Stock	$	$
Warrants			Warrants

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